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                                                                     EXHIBIT 5.1


   [LETTERHEAD OF THE LAW OFFICES OF PATRICK R. SUGHROUE, P.C. APPEARS HERE]



                               December 27, 1996


Securities and Exchange Commission
Atlanta District Office
3475 Lenox Road, NE
Suite 100
Atlanta, Georgia 30326-1232

RE:  Energy Search, Incorporated
     Registration Statement on Form SB-2
     File No. 333-12755

Ladies and Gentlemen:


     I am acting as counsel to Energy Search, Incorporated a Tennessee corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 1,150,000 Units (the "Units"), consisting of 1,150,000 shares of Common Stock (the "Common Stock"), no par value, 1,150,000 Redeemable Series A Common Stock Purchase Warrants (the "Series A Warrants"), 1,150,000 shares of Common Stock underlying the Series A Purchase Warrants, 100,000 Underwriters' Warrants, 100,000 Units underlying the 100,000 Underwriters' Warrants, 100,000 shares of Common Stock underlying the 100,000 Underwriters' Warrants, 100,000 Series A Warrants underlying the 100,000 Underwriters' Warrants, and 100,000 shares of Common Stock underlying 100,000 Series A Warrants underlying the 100,000 Underwriters' Warrants pursuant to a Registration Statement on Form SB-2 (the "Registration Statement").


     I have examined and relied upon such records, documents and other instruments as in my judgement are necessary and appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies. Based upon the foregoing, I am of the opinion that the Units, Common Stock, Series A Warrants and Underwriters' Warrants, when issued and delivered in the
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Securities and Exchange Commission
12/19/96
Page 2

manner and on the terms described in the Registration Statement (after the Registration Statement is declared effective) will be duly authorized, validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to my firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                            Very truly yours,

                                            PATRICK R. SUGHROUE, P.C.

                                            /s/ Patrick R. Sughroue
                                            ------------------------

                                            Patrick R. Sughroue

PRS:sat
cc:  Mr. Richard S. Cooper